EXHIBIT 99.1

December 1, 2010

EAGLE ROCK ENERGY PARTNERS, L.P. TO PRESENT AT THE
9TH ANNUAL WELLS FARGO SECURITIES PIPELINE AND MLP SYMPOSIUM

HOUSTON -- Eagle Rock Energy Partners, L.P. (Nasdaq:EROC) (the "Partnership") announced today that Joseph A. Mills, Chairman and Chief Executive Officer, will present at the 9th Annual Wells Fargo Securities Pipeline, MLP and E&P, Services & Utility Symposiums in New York, NY on Tuesday, December 7, 2010 at 1:40pm (EST).

A live audio version of the webcast and the accompanying presentation materials will be available on the Partnership's website at www.eaglerockenergy.com under the Investor Relations tab. In addition, a replay of the webcast will be available on the Partnership's website for 90 days after the original webcast is concluded.

About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; and b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Senior Financial Analyst